UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2017

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders

Our annual meeting of shareholders (the “Meeting”) was held on August 3, 2017. A quorum was present. At the Meeting, our shareholders elected Meenu Chhabra and Jeffery W. Kelly, Ph.D., to serve as Class II directors to serve on our board of directors until the annual meeting of shareholders to be held in 2020. Prior to the meeting, Helen Boudreau withdrew from consideration for election to the Company’s Board following her decision to accept employment as the Company’s Chief Financial Officer and subsequent resignation from the Board. The tabulation of votes with respect to the election of such directors was as follows:

	For	Withheld	Broker Non Vote
Meenu Chhabra	20,382,001	824,386	2,012,819
Jeffery W. Kelly, Ph.D.	20,146,510	1,059,877	2,012,819

In addition, our shareholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The tabulation of votes with respect to these proposals was as follows:

	For	Against	Abstain
Ratification of our Independent Registered Public Accounting Firm	23,153,057	7,737	58,412

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2017	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Jeffrey M. Held
Jeffrey M. Held
General Counsel and Secretary